Exhibit 10.1

To:

Transocean Services AS

PRE-ACCEPTANCE OF A VOLUNTARY PUBLIC OFFER FOR THE SHARES IN AKER DRILLING ASA

1.	Pre-Acceptance of offer

1.1	The undersigned, Aker Capital AS hereby confirms to own 122,833,600 shares (the “Shares”) in Aker Drilling ASA (the “Company”) as of the date set forth on the signature page hereto.

1.2	The undersigned has been informed that Transocean Ltd. through its Norwegian subsidiary Transocean Services AS (the “Offeror”) undertakes to make a voluntary public tender offer for all the issued and outstanding shares of the Company at cash consideration of NOK 26.50 per share (the “Offer”) in the Company, on the terms and conditions set forth herein, including those set forth in Appendix 1 and 2 hereto, and which will be supplemented by required information in an offer document to be prepared (the “Offer Document”). The terms and conditions set forth in Appendix 1 and 2 hereto may not be amended without Aker Capital AS’ prior written consent, except for any increase of the offer price. Any amendments made without such consent entitles Aker Capital AS to withdraw its acceptance.

1.3	The Offeror (or one of its affiliates) acquires from Aker Capital AS 14,959,742 of the Shares at NOK 26.50 per share.

1.4	The undersigned hereby irrevocably undertakes to accept the Offer for all of the undersigned’s Shares on a fully diluted basis (not sold under clause 1.3 above) as well as for any shares in the Company acquired by the undersigned prior to completion of the Offer, on the terms that will apply to the Offer. The Shares will be transferred to Offeror free and clear from any encumbrances of any nature at the time of settlement under the Offer. This irrevocable undertaking shall lapse if the Offeror has not announced the Offer by 15 August 2011 no later than at 08:45 CET.

1.5	The undersigned has been informed and recognizes that the Offer will only be subject to the conditions set forth in Appendix 1 hereto being fulfilled or waived by Offeror in its sole discretion.

1.6	If the share price referred to in section 1.2 is increased in the Offer by Offeror, then such improved terms shall also apply to the Shares.

1.7	The undersigned acknowledges that this pre-acceptance, including its terms and conditions and the undersigned’s name may be made public in the Offer Document and/or other documents, including any press release, prepared in connection with the Offer as well as any documents filed by Offeror in its publicly filed documents to the extent required by law.

1.8	The undersigned hereby agrees not to actively solicit or encourage any other person than Offeror to make an offer for any shares of the Company.

2.	Confidentiality

2.1	The undersigned accepts and agrees that the existence of this pre-acceptance and the contemplated Offer is considered insider information under Norwegian Securities Law, shall be treated as such in compliance with relevant laws and regulations (including the Norwegian Securities Trading Act) and shall be kept confidential until 15 August 2011 at 08:45 CET. The undersigned is aware of the restrictions and legal sanctions under the Norwegian Securities Trade Act concerning insider information, including that violation may be a criminal offence.

3.	Completion

3.1

This pre-acceptance shall be effective until the earlier of: (i) the date (if any) at which Offeror announces or informs the undersigned in writing that the Offer will not be completed due to the failure of the condition contained herein not being satisfied or capable of being cured or (ii) October 15th, 2011 (the “Cut-Off Date).

3.2	The undersigned hereby irrevocably undertakes not to sell, transfer, pledge or otherwise dispose of any of the Shares other than a transfer of the Shares pursuant to section 1.3 and 1.4 above. The undersigned hereby authorizes Fearnley Fonds to block the Shares in favour of Offeror until the earlier of (i) the completion of the Offer, (ii) the Cut-Off Date (as defined above) or (iii) the termination of this pre-acceptance pursuant to section 3.1 above, however subject to clause 1.3 above.

3.3	The undersigned acknowledges that no offer document has been published in respect to the Offer as of the date hereof, and agrees to be bound by this pre-acceptance until the Cut-Off Date, regardless of the subsequent publication of such document. The undersigned agrees to undertake any action and execute any documents and instruments as may reasonably be required to carry out and give effect to the provisions of this pre-acceptance and of the Offer, however this pre-acceptance shall on the part of the undersigned be deemed a binding acceptance of the Offer as described in any subsequent document detailing the terms under the Offer.

4.	Authority

4.1	The undersigned confirms that the undersigned signs this pre-acceptance as a shareholder according to any necessary authorization or power of attorney, and that the undersigned’s signature is legally binding on the shareholder.

5.	No right to the Aker business name

The Offeror acknowledges that neither the Offeror, nor any affiliates or the Company and its subsidiaries will retain any right to the Aker business name after the Offer is completed. The Company and its subsidiaries will therefore as soon as practicable after the completion of the Offer make the required changes of business names and in all other ways stop using the Aker name.

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6.	Governing law and dispute resolution

6.1	This pre-acceptance shall be governed by Norwegian law. Any dispute regarding this pre-acceptance shall be finally settled by arbitration in Oslo in accordance with the Norwegian Arbitration Act. The proceedings and the arbitration award shall be kept confidential unless disclosure of such proceedings or award is required by relevant law or regulation.

Time/Place:	Oslo, 14 August 2011

Signature:	/s/ Alexander Krane	/s/ Trond Brandsrud

Signatory’s position:	Board Member	Chairman

Name of shareholder:	Aker Capital AS

Agreed and accepted:

Time/Place:	Oslo, 14 August 2011

Offeror:	Transocean Services AS

Signature:	/s/ Aasmund Erlandsen

Signatory’s position:	Chairman of TSAS

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Appendix 1

The completion of the Offer, if set forth, shall be conditioned upon:

1.	The number of Company shares which, together with the Company shares directly or indirectly held by Offeror, represents more than 2/3 of the total outstanding share capital of the Company on a fully diluted basis, having been validly tendered at the end of the acceptance period as set forth in the Offer Document; and

2.	The board of directors of the Company does not withdraw or amend its recommendation of the Offer.

Offeror reserves the right to waive, in whole or in part, one or more of the conditions above in accordance with applicable laws, rules and regulations, including, with respect to condition (1) above, to complete the Offer at a lower level of acceptance.

Appendix 2

Type of offer:	Voluntary offer in accordance with section 6-19 of the Norwegian Securities Trading Act for all outstanding shares in Aker Drilling ASA

Offer price:	NOK 26.50 per share

Acceptance period:	20 U.S. business days

Settlement:	Within 10 business days after the expiry of the acceptance period

Transocean Services will file the draft offer document with Oslo Stock Exchange on 15 August 2011 and shall use all reasonable efforts to obtain approval of the Offer and the Offer document as soon as possible thereafter. When such approval is obtained, Transocean Services shall launch the Offer as soon as possible with start of the acceptance period the same day as the Offer is launched.

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